SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2005

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York		10043
(Address of principal executive offices)		(Zip Code)

(212) 559-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

CITIGROUP INC.

Current Report on Form 8-K

Item 9.01. Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description
1.01	Underwriting Agreement, dated September 21, 2005, among Citigroup Funding Inc., Citigroup Inc., as guarantor, Genworth Financial, Inc., GE Financial Assurance Holdings, Inc. and Citigroup Global Markets Inc., as the representative of the several underwriters named in Schedule I thereto, relating to the offer and sale of Citigroup Funding Inc.’s SynDECSSM (Debt Exchangeable for Common StockSM) consisting of Variable Rate Exchangeable Notes Due September 27, 2008 (subject to exchange into shares of Class A common stock of Genworth Financial, Inc.).

4.01	Form of Note for Citigroup Funding Inc.’s SynDECSSM (Debt Exchangeable for Common StockSM) consisting of Variable Rate Exchangeable Notes Due September 27, 2008 (subject to exchange into shares of Class A common stock of Genworth Financial, Inc.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2005	CITIGROUP INC.

	By:	/s/ Charles E. Wainhouse
	Name:	Charles E. Wainhouse
	Title:	Assistant Treasurer